EXHIBIT 99.1

OMNIQ Secures $1.4 Million Contract Renewal with Leading Transportation & Logistics Giant

  Continues its two-decade partnership with a major 3PL provider.
  Expanded deployment of IoT devices and Subscription Services.
  Reinforces omniQ's position as a reliable AI-driven solutions provider for mission-critical logistics operations.
  This order follows a $1 million Purchase order in September and a $2.5 million order the previous month from other long-term customers.

SALT LAKE CITY, Oct. 30, 2024 (GLOBE NEWSWIRE) --  (OTC: OMQS), a premier provider of AI-driven supply chain and smart city solutions, has proudly announced a $1.4 million contract renewal with a top-tier transportation and logistics company. This substantial order, part of an ongoing purchasing agreement, underscores the trust omniQ has earned through nearly 20 years of supporting this Fortune 500 customer’s high-demand seasons.

Under the renewed agreement, omniQ will supply advanced Android-based rugged IoT devices, along with software subscriptions and robust maintenance services, across multiple locations nationwide. This 3PL giant, with annual revenues exceeding $11 billion and a workforce of over 15,000, depends on omniQ’s technology to streamline operations and elevate service delivery during critical periods.

This renewal follows omniQ’s recent achievements, including the deployment of smart kiosks for Israel's leading fast-food chain, Burger Ranch, and omniQ's award as a top provider of smart city solutions in 2024. These successes reflect omniQ's growth strategy and dedication to providing reliable, innovative, and scalable AI and IoT solutions.

CEO Shai Lustgarten commented, “This renewal is a testament to our client’s confidence in omniQ’s technological capabilities and our commitment to operational excellence. We look forward to continuing to enhance their logistics network with our state-of-the-art solutions, ensuring resilience and efficiency in today’s demanding market.”

About OMNIQ

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver real-time object identification, tracking, surveillance, and monitoring for the Supply Chain Management, Public Safety, and Traffic Management applications. The technology and services provided by the Company help clients move people, objects, and big data safely and securely through airports, warehouses, schools, and national borders and in many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals.  Since 2014, annual revenues have more than doubled, reaching $81 million in 2023, from clients in more than forty countries.

The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Smart City & Public Safety markets.

For more information visit www.omniq.com

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@omniq.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/cfeeda67-dd64-4b2e-a0a6-54488da69337